UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2025

Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)

                              Georgia                                                001-11312                                               58-0869052
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification Number)
3344 Peachtree Road NE, Suite 1800,
Atlanta, Georgia 30326-4802
(Address of principal executive offices, including zip code)
(404) 407-1000
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On June 6, 2025, Cousins Properties LP (the “Operating Partnership”), the operating partnership and wholly owned subsidiary of Cousins Properties Incorporated (the “Company”), issued $500,000,000 in aggregate principal amount of 5.250% Senior Notes due 2030 (the “Notes”), which mature on July 15, 2030, pursuant to an indenture, dated as of May 8, 2024 (as amended and supplemented by a supplemental indenture (the “Supplemental Indenture”), dated as of June 6, 2025, the “Indenture”), by and among the Operating Partnership, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed by the Company. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2026. The Notes will bear interest at a rate of 5.250% per year.
The Indenture contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur secured and unsecured debt and the ability of the Operating Partnership, the Company and any subsidiary guarantors to consummate a merger, consolidation or sale of all or substantially all of their assets, in each case, subject to certain exceptions. In addition, the Indenture will require the Company and its subsidiaries to maintain at all times total unencumbered assets of not less than 150% of total unsecured debt. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become, or to be declared, due and payable.
Prior to June 15, 2030, the Operating Partnership may redeem the Notes in whole at any time or in part from time to time, at the Operating Partnership’s option and sole discretion, at a redemption price equal to the greater of:
•100% of the principal amount of the Notes being redeemed; and
•a make-whole premium calculated in accordance with the Indenture, plus, in either case, accrued and unpaid interest thereon to the redemption date.
Notwithstanding the foregoing, on or after June 15, 2030, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.
The Company will use the net proceeds from the Notes to repay the outstanding principal amount of its senior notes due 2025 and the remainder to repay borrowings under its credit facility and for general corporate purposes.
The Notes were offered by means of a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission. Copies of the Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry Into a Material Definitive Agreement” is incorporated herein by reference.
Item 8.01. Other Events.
On May 28, 2025, the Operating Partnership and the Company entered into an agreement (the “Underwriting Agreement”) among the Operating Partnership, the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., and TD Securities (USA) LLC, as representatives of the underwriters listed on Schedule 1 thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Operating Partnership agreed to sell and the Underwriters agreed to purchase from the Operating Partnership, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.
The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items that are to be incorporated by reference into a Registration Statement on Form S-3 (Registration Nos. 333-279209 and 333-279209-01).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

1.1
Underwriting Agreement, dated May 28, 2025, by and among Cousins Properties LP, Cousins Properties Incorporated and Wells Fargo Securities, LLC, BofA Securities, Inc., and TD Securities (USA) LLC, as representatives of the underwriters listed on Schedule 1 thereto.

4.1
Indenture, dated as of May 8, 2024, by and among Cousins Properties LP, Cousins Properties Incorporated and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Cousins Properties Incorporated’s Registration Statement on Form S-3, filed on May 8, 2024).

4.2	Third Supplemental Indenture, dated as of June 6, 2025, by and among Cousins Properties LP, Cousins Properties Incorporated and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 5.250% Senior Notes due 2030 (included in Exhibit 4.2).

5.1	Opinion of King & Spalding LLP.

8.1	Tax Opinion of King & Spalding LLP regarding certain tax matters.

8.2	Opinion of Deloitte Tax LLP regarding certain tax matters.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUSINS PROPERTIES INCORPORATED
(Registrant)

Date: June 6, 2025	By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel, and Corporate Secretary